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                                                                    EXHIBIT 10.3


                             [NHANCEMENT LETTERHEAD]

                                  June 15, 1998

                                LETTER AGREEMENT

AMRO INTERNATIONAL S.A.                        The Endeavour Capital Fund S.A.
c/o Ultra Finance                              14/14 Divrei Chaim Street
Grossmunster Platz 26                          Jerusalem 94479
Zurich LH 8022                                 Israel
Switzerland                                    Attn: Mr. Shmuli Margulies
Attn: Mr. H. U. Bachofen

         Re:      Amendment to Securities Purchase Agreement


Gentlemen:

         This letter agreement confirms our agreement that the following provisions stated herein shall constitute an amendment to that certain Securities Purchase Agreement dated as of April 13, 1998 (the "Agreement") and entered into by and among AMRO INTERNATIONAL S.A. and The Endeavour Capital Fund S.A. (each, "BUYER" and collectively, "BUYERS"), and NHancement Technologies Inc. (the "COMPANY") in accordance with Section 10.j. of the Agreement.

         Unless otherwise defined herein, the defined terms shall have the same meaning as set forth in the Agreement. The Company and Buyers hereby acknowledge and agree as follows:

         1. The First Additional Tranche shall be increased from Five Hundred Thousand Dollars ($500,000) to Seven Hundred Fifty Thousand Dollars ($750,000).

         2. The Third Additional Tranche shall be decreased from Seven Hundred Fifty Thousand Dollars ($750,000) to Five Hundred Thousand Dollars ($500,000).

         3. The First Additional Closing Date shall occur on or two (2) business days after the date the Company obtains the stockholder approval to the effect that the Cap Regulations, as specified in Section 4.j of the Agreement, will not restrict the Company's issuance of the shares of Common Stock to any Buyer in connection with such Buyer's conversion of the Initial Preferred Stock or any Additional Preferred Stock, as of such First Additional Closing Date, provided that all other conditions to the closing of the First Additional Tranche shall have been satisfied by the Company or waived by the Buyers. The Company agrees to use its best efforts to satisfy all such conditions as soon as possible. The Company further represents and warrants that a proposal to such effect will be duly and properly submitted for the stockholder approval at the special stockholder meeting expected to be held on or about July 6, 1998.




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NHancement Technologies Inc.
Letter Agreement
Page 2





         IN WITNESS WHEREOF, this letter agreement has been executed by the undersigned this 15th day of June, 1998.

                                          THE COMPANY:
                                          NHANCEMENT TECHNOLOGIES INC.


                                          By:    /s/ Douglas S. Zorn
                                             ---------------------------------
                                          Its:   Chief Financial Officer
                                              --------------------------------


                                          Acknowledged and Agreed:


                                          AMRO INTERNATIONAL S.A.


                                          By:    /s/ H.U. Bachefen
                                             ---------------------------------
                                          Its:   Director
                                              --------------------------------


                                          THE ENDEAVOUR CAPITAL FUND S.A.


                                          By:    /s/ S. Margulies
                                             ---------------------------------
                                          Its:   Fund Manager
                                              --------------------------------